EXHIBIT 5.1

November 10, 2003

Wholesale Auto Receivables Corporation

200 Rennaissance Center, 12th Floor

Detroit, Michigan 48265

Re:	Wholesale Auto Receivables Corporation
Pre-Effective Amendment No. 1 to
Registration Statement on Form S-3 (No. 333-109950)

We have acted as special counsel to Wholesale Auto Receivables Corporation, a Delaware corporation (the “Company”), in connection with the above-referenced Pre-Effective Amendment No. 1 to Registration Statement (together with the exhibits and any amendments thereto and the prospectus supplement described therein, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”).

The Registration Statement contains a prospectus and related prospectus supplement (the “Prospectus”) pertaining to offerings by the Company of Notes issued by Owner Trusts (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

As described in the Prospectus, the Notes issued pursuant to the Prospectus and related prospectus supplements (each, a “Prospectus Supplement”) will be issued in series. Each series of Notes will be issued by a Delaware statutory trust (each, an “Owner Trust”) to be formed by the Company pursuant to a Trust Agreement (each, an “Trust Agreement”) between the Company and an Owner Trustee to be specified in the related Prospectus Supplement. Each series issued by an Owner Trust may include one or more classes of Notes. The Notes of any Owner Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Owner Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such Owner Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a “Trust Sale and Servicing Agreement”).

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a “Trust Certificate”)), (iii) the form of Trust Sale and Servicing Agreement, (iv) the form of Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and (v) the form of Administration Agreement among the related Owner Trust, the related Indenture

Wholesale Auto Receivables Corporation

November 10, 2003

Trustee and General Motors Acceptance Corporation, as administrator (collectively, the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of our examination of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

(a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

(b) With respect to the Notes of any series issued by any Owner Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by the Company’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the Trust Certificate for the related Owner Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by such Owner Trust and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Company, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of such Owner Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Statutory Trust Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion of even date herewith with respect to material tax matters as Exhibit 8.1 to the Registration Statement, to the reference to our firm in the Prospectus included in the Registration Statement under the captions “Federal Income Tax Consequences” and

Wholesale Auto Receivables Corporation

November 10, 2003

“Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP